Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	Carol Knies, 404.459.7653, cknies@homebanc.com
MEDIA CONTACT:	Mark Scott, 404.459.7452, mscott@homebanc.com

HOMEBANC CORP. ANNOUNCES COMPLETION OF PUBLIC OFFERING

OF APPROXIMATELY $170.9 MILLION OF CLOSED–END SECOND LIEN

MORTGAGE BACKED SECURITIES

ATLANTA, April 5, 2005, HomeBanc Corp. (NYSE : HMB ) (“HomeBanc” or the “Company”) announced today the completion on March 31, 2005, of a public offering through HomeBanc Mortgage Trust 2005-2 (the “Trust “) of approximately $170.9 million of sequential-pay notes (the “Notes”) backed by adjustable rate, residential closed-end second mortgage loans. The sequential-pay structure allows principal to be distributed to the Notes sequentially in order of priority, which is different from the pro-rata structure used in previous HomeBanc Mortgage Trust securitizations, which required that principal be distributed concurrently.

The approximate amount of each class of Notes together with the interest rate and credit ratings for each class granted by Moody’s and Fitch, respectively, are set forth below:

Class	Class Principal Amount	Interest Rate Formula (all 1-Month LIBOR)	Initial Ratings Moody’s/Fitch
A-1	$142,133,000	LIBOR plus 0.210%	Aaa/AAA
M-1	$10,737,000	LIBOR plus 0.450%	Aa2/AA+
M-2	$3,080,000	LIBOR plus 0.490%	Aa3/AA
M-3	$5,633,000	LIBOR plus 0.680%	A2/A+
M-4	$2,464,000	LIBOR plus 0.720%	A3/A
B-1	$2,112,000	LIBOR plus 1.250%	Baa1/A-
B-2	$1,760,000	LIBOR plus 1.400%	Baa2/BBB+
B-3	$1,761,000	LIBOR plus 1.900%	Baa3/BBB-
B-4	$1,232,000	LIBOR plus 2.050%	Ba2/BBB-

HMB Acceptance Corp., a HomeBanc subsidiary, acquired approximately $4.7 million of subordinated Notes (classes B2, B3 & B4) and one certificate representing the equity interest in the Trust.

The Trust includes approximately $176 million of adjustable rate, residential closed-end second mortgage loans originated by HomeBanc’s subsidiary, HomeBanc Mortgage Corporation. Substantially all the mortgage loans in the Trust consist of mortgages with a floating rate interest based on the six-month LIBOR rate plus a margin.

The Notes issued by the Trust and held by the public will be treated as debt for federal income tax purposes.

The Notes were sold by Bear Stearns & Co. Inc. as sole underwriter.

Kevin D. Race, HomeBanc’s president, chief operating officer and chief financial officer commented, “This is the fourth successful public offering of mortgage backed securities and our first public offering of closed-end second lien mortgage backed securities completed by the Company since going public in July 2004. Accessing the capital markets via the issuance of mortgage backed securities enhances the financing and leverage construct which supports our overall business model as we continue to grow our mortgage portfolio.”

Debra F. Watkins, HomeBanc’s executive vice president of capital markets, stated, “We are pleased with the results of the first securitization of closed-end second mortgages completed under HomeBanc’s securitization shelf registration statement. This successful transaction is consistent with our strategy of originating and retaining prime, adjustable rate first and second lien mortgages and match funding such loans with lower cost securitized debt. We expect this transaction by the Trust to be one of several securitized financings HomeBanc completes in 2005 via our securitization shelf registration statement.”

HomeBanc Corp. is the parent company of HomeBanc Mortgage Corporation, a mortgage banking company that focuses on originating purchase money residential mortgage loans in the southeast United States. For more information about HomeBanc Corp., HomeBanc Mortgage Corporation or the Company’s mortgage products, contact HomeBanc at www.homebanc.com.

This press release may include forward-looking statements within the meaning and subject to the protection of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the structure, timing and size of the Company’s individual future securitization transactions. Such forward-looking statements are based on information presently available to the Company’s management and are subject to various risks and uncertainties, including, without limitation, those described in the Company’s SEC reports and filings under “Special Cautionary Notice Regarding Forward Looking Statements” and “Risk Factors.” You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. The Company has no obligation and does not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this press release, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise.

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